STATE OF DELAWARE
CERTIFICATE OF INCORPORATION
A STOCK CORPORATION

The undersigned Incorporator, desiring to form a corporation under pursuant to the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is Alkeon Creators, Inc.
.

2. The Registered Office of the corporation in the State of Delaware is located at 2140 South DuPont Highway (street), in the City of Camden, County of Kent Zip Code 19934. The name of the Registered Agent at such address upon whom process against this corporation may be served is Paracorp Incorporated
.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total amount of stock this corporation is authorized to issue is 10,000,000 shares (number of authorized shares) with a par value of $ 0.0001 per share.

5. The name and mailing address of the incorporator are as follows:

Name Ashley Bennett Boardman
Mailing Address 611 Wilshire Blvd., Suite 319
Los Angeles, CA 90017 Zip Code 90017

By: [signature]
Incorporator

Name: Ashley Bennett Boardman
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:38 PM 02/12/2019
FILED 06:38 PM 02/12/2019
SR 20190943683 - File Number 7280037